Exhibit 5.3

[LETTERHEAD OF WALKERS]

1 May 2013	Our Ref: AOD/ST/C4132-H08523

CNOOC Finance (2013) Limited

c/o Intertrust Corporate Services (BVI) Limited

171 Main Street

Road Town

Tortola VG1 110

British Virgin Islands

Dear Sirs

CNOOC FINANCE (2013) LIMITED

We have been asked to provide this legal opinion to you with regard to the laws of the British Virgin Islands in relation to CNOOC Finance (2013) Limited (the “Company”) in connection with the registration statement of the Company and CNOOC Limited, a limited liability company incorporated under the laws of Hong Kong (the “Guarantor”), on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering from time to time, in one or more series, of debt securities of the Company (the “Debt Securities”) and guarantees by the Guarantor of the Debt Securities (the “Guarantees”). Unless otherwise provided in any prospectus supplement to the prospectus forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities and the Guarantees are to be issued under an indenture (the “Indenture”) to be entered into among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”).

We are furnishing this opinion as Exhibit 5.3 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are British Virgin Islands Lawyers and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualification set out in Schedule 3, and under the laws of the British Virgin Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is a company duly incorporated under the BVI Business Companies Act, 2004 (as amended) (the “BVI BCA”) and validly exists as a BVI Business Company limited by shares in the British Virgin Islands. Based solely on the Certificate of Good Standing referred to in Schedule 1, the Company is in good standing under the laws of the British Virgin Islands.

2.	The Company has full corporate power and authority to execute and deliver the Indenture and to execute, deliver, issue and offer the Debt Securities and to perform its obligations under the Indenture and the Debt Securities.

3.	The Indenture and the Debt Securities have been duly authorised by the Company.

4.	When the Indenture has been duly executed by a person or persons authorised to execute the Indenture under the Resolutions (as defined in Schedule 1) and delivered by the Company, the Indenture will be duly executed and delivered by the Company.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to and save as set out below may not be relied upon by or disclosed to any other person without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

/s/ Walkers

WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.	The Company’s Certificate of Incorporation dated 23 April 2013 and Memorandum and Articles of Association (which Memorandum and Articles of Association were registered on 23 April 2013) as obtained by us from the Company.

2.	A copy of the Company’s Register of Members and Register of Directors, as obtained by us from its registered agent in the British Virgin Islands (the documents in this paragraph 2 and paragraph 1 immediately above, together the “Company Records”).

3.	A copy of a Certificate of Good Standing dated 26 April 2013 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

4.	A copy of executed written resolutions of the Sole Director of the Company (the “Resolutions”).

5.	The Registration Statement (including the form of the Indenture attached as an exhibit thereto).

SCHEDULE 2

ASSUMPTIONS

1.	There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect any opinion given.

2.	The Indenture is within the capacity, power, and legal right of, and has been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company).

3.	The Indenture constitutes or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the British Virgin Islands).

4.	All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Indenture outside the British Virgin Islands to ensure the legality, validity and enforceability of the Indenture have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

5.	The originals of all documents examined in connection with this opinion are authentic. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. Where any of the documents provided to us are unexecuted, incomplete and/or undated, they will be duly executed, completed and/or dated (as the case may be) and delivered by all the parties thereto in materially the same form as that provided to us and they will not be altered in any material way which affects this opinion.

6.	The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof.

7.	The Company Records are complete and accurate and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

8.	There are no records of the Company (other than the Company Records) agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

9.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

10.	The Resolutions remain in full force and effect and have not been revoked or varied.

11.	The Board of Directors of the Company considers the execution of the Indenture and the issuance of the Debt Securities and the transactions contemplated thereby to be in the best interests of the Company

12.	No resolution voluntarily to wind up the Company has been adopted by the members or Directors of the Company.

SCHEDULE 3

QUALIFICATION

1.	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registrar.